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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 12, 2000






                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)


                 Delaware                    0-21587           61-1308435
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification Number)


                               2300 Resource Drive
                            Birmingham, Alabama 35242
                    (Address of principal executive offices)


                                 (205) 981-2800
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

On June 26, 2000, PJ America, Inc., a Delaware Corporation (the "Company") announced Second Quarter 2000 sales results. The Company also reported that it expected to report second quarter earnings per share to be similar to first quarter 2000 earnings per share. However, net income for the second quarter would most likely be lower than first quarter net income as the number of shares outstanding has declined due to the Company's stock buyback.

Exhibit No.       Description of Exhibit
----------        ----------------------

    99 PJ America, Inc. Press Release dated June 26, 2000 announcing Second Quarter 2000 Sales results and other information.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PJ AMERICA, INC.



Date:  July 12, 2000                 By   /s/ D. Ross Davison
                                       --------------------------
                                              D. Ross Davison
                                     Vice President Administration,
                                     Chief Financial Officer
                                     And Treasurer (Principal Financial Officer)